Exhibit 12.1


                         ARIZONA PUBLIC SERVICE COMPANY
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                             (THOUSANDS OF DOLLARS)

                                         Three
                                         Months
                                         Ended                               Twelve Months Ended
                                        March 31                                 December 31,
                                       ---------   --------------------------------------------------------------------------
                                          2001        2000       1999(a)      1999(b)        1998         1997         1996
                                       ---------   ---------    ---------    ---------    ---------    ---------    ---------
Earnings:
  Net Income                           $  61,851   $ 306,594    $ 128,437    $ 268,322    $ 255,247    $ 251,493    $ 243,471
  Income taxes                            49,790     225,317       65,373      159,488      159,456      153,324      132,961
  Fixed Charges                           43,749     184,173      184,327      184,327      188,568      195,055      203,855
                                       ---------   ---------    ---------    ---------    ---------    ---------    ---------
       Total                           $ 155,390   $ 716,084    $ 378,137    $ 612,137    $ 603,271    $ 599,872    $ 580,287
                                       =========   =========    =========    =========    =========    =========    =========

Fixed Charges:
  Interest expense                     $  33,542   $ 141,886    $ 140,948    $ 140,948    $ 144,695    $ 150,335    $ 158,287
  Amortization of debt discount,
    premium and expense                    1,384       6,897        7,323        7,323        7,580        7,791        8,176
  Estimated interest portion of
    annual rents                           8,823      35,390       36,056       36,056       36,293       36,929       37,392
                                       ---------   ---------    ---------    ---------    ---------    ---------    ---------
       Total                           $  43,749   $ 184,173    $ 184,327    $ 184,327    $ 188,568    $ 195,055    $ 203,855
                                       =========   =========    =========    =========    =========    =========    =========

Ratio of Earnings to Fixed Charges
  (rounded down)                            3.55        3.88         2.05         3.32         3.19         3.07         2.84
                                       =========   =========    =========    =========    =========    =========    =========

(1) Income Taxes:
    Charged to operations              $  51,010   $ 229,542    $ 192,015    $ 192,015    $ 192,207    $ 184,737    $ 178,513
    Income Tax Benefit -
      Disallowance (c)                       N/A         N/A      (94,115)         N/A          N/A          N/A          N/A
    Charged (credited) to other
      accounts                            (1,220)     (4,225)     (32,527)     (32,527)     (32,751)     (31,413)     (45,552)
                                       ---------   ---------    ---------    ---------    ---------    ---------    ---------
      Total                            $  49,790   $ 225,317    $  65,373    $ 159,488    $ 159,456    $ 153,324    $ 132,961
                                       =========   =========    =========    =========    =========    =========    =========

(2) Estimated interest portion of
    Unit 2 lease payments included
    in estimated interest portion of
    annual rentals                     $   8,093   $  33,411    $  33,878    $  33,878    $  34,315    $  34,720    $  35,083
                                       =========   =========    =========    =========    =========    =========    =========

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(a)  Net Income for twelve  months  ended  December  1999  reflects an after-tax extraordinary charge of $140 million for a regulatory disallowance.
(b)  Net Income is shown excluding the effects of the regulatory disallowance.
(c) Income taxes reported on the Company's income statement are shown excluding the effects of the regulatory disallowance.